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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT is made as of July 1, 1998, by and between ERIC I. GLASSMAN ("Executive") and D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation (the "Company").

                                    RECITALS:

        A. The Company operates warehouse-format home improvement centers that sell products primarily to do-it-yourself home repair and remodeling customers.

        B. Executive is presently employed by the Company as its Vice President and Chief Financial Officer.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

        1. EMPLOYMENT. From the date of this Agreement (the "Effective Date") until December 31, 1999, unless sooner terminated as provided below or extended upon mutual agreement of the parties, the Company will employ Executive as Vice President and Chief Financial Officer of the Company, to perform such services for and on behalf of the Company as the Company's Board of Directors may from time to time direct consistent with Executive's title and position, and Executive hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Executive's principal place of business will be located within a fifty (50) mile radius of downtown Cleveland, Ohio.

         2. COMPENSATION. As full compensation and consideration for the services to be rendered by him under this Agreement, the Company shall compensate Executive as follows:

            (a) The Company shall pay Executive a base salary at the annual rate of One Hundred Thousand and 00/100 Dollars ($100,000.00), payable in installments not less often than bi-monthly. The foregoing notwithstanding, the Company's Board of Directors, or its Compensation Committee, shall review the performance of Executive annually and may, in its sole discretion, increase Executive's base salary for any period during the term of this Agreement.

            (b) The Company's Board of Directors or its Compensation Committee may, in its sole discretion, award Executive a bonus in an amount to be determined by the Board of Directors or such Compensation Committee for each fiscal year throughout the term of this Agreement; provided that Executive must be employed by the Company on the last day of its fiscal year to be entitled to any such bonus.





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            (c) The Company shall provide Executive with such other
         benefits as it now provides him and as it may from time to time provide other employees of Executive's rank. Executive acknowledges and agrees that the Company, in its sole and absolute discretion and without any liability whatsoever to Executive, may change, modify or delete any benefits it provides employees of Executive's rank, including Executive, so long as such changes, modifications or deletions are uniform in respect of all, or substantially all, employees of such rank.

        3. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all necessary and reasonable business expenses incurred by him in the performance of his duties under this Agreement in accordance with practices established from time to time by the Company, upon presentation by Executive of vouchers, receipts or other evidence of such expenditures, satisfactory to the Company.

        4. SERVICES.

                (a) Executive shall perform his duties under this Agreement faithfully, diligently and to the best of his ability. He shall serve subject to the policies and instruction of the Company 5 Board of Directors, and shall devote his full business time, attention, energies and loyalty to the Company.

                (b) During the term of this Agreement, Executive will not engage in any activities in conflict with the best interests of the Company or of any Affiliate. As used in this Agreement, the term "Affiliate" shall mean at any time (a) each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with the Company, including all corporations and other business entities now or hereafter owned or acquired by the controlling shareholders of the Company, and (b) each corporation or other business entity in which at least fifty percent (50%) of the voting or non-voting stock or other interest therein is owned beneficially and/or of record directly or indirectly by the Company or its controlling shareholders.

        5. TERMINATION.

            (a) Executive's employment under this Agreement may be terminated:

                (i) by Executive at any time for any reason or for no
            reason whatsoever, upon not less than thirty (30) days written notice;

                (ii) by the Company at any time "for cause" (as
            defined below), without prior notice;

                (iii) by the Company at any time for any reason or for
            no reason whatsoever, without prior notice;

                (iv) by the Company if Executive is unable to perform
            his duties under this Agreement by reason of illness or physical or mental incapacity for an aggregate period of sixty (60) days within any period of 365 consecutive days, upon thirty (30) days prior written notice;




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                (v) upon Executive's death; or

                (vi) by the Company or the Executive at any time upon
            a "change of control" (as defined below) of the Company.

            (b) As used in this Agreement, the term "for cause" shall mean any of the following:

                    (i) any action of Executive (or any failure to act
            by Executive), which, in the reasonable determination of the Company's Board of Directors, involves malfeasance, fraud, embezzlement, dishonesty or moral turpitude, or which, if generally known, would or might have a material adverse effect on the Company and/or its reputation; or

                    (ii) the impairment of Executive's ability, in the
            reasonable belief of the Company, to carry out the duties and responsibilities set forth in this Agreement by reason of his use of alcohol and/or legal or illegal drugs or substances.

            (c) As used in this Agreement, the term "change of control" shall mean either of the following:

                (i) an event or series of events by which any person or other entity or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended the "Securities Exchange Act") of persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 1 3d-3 under the Securities Exchange Act), directly or indirectly, of 50% or more of the then outstanding voting stock of the Company; or

                (ii) the Company consolidates with, or merges with or into, another person or entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which 50% or more of the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property.

         6. COMPENSATION PAYABLE UPON TERMINATION.

            (a) If Executive's employment is terminated pursuant to the provisions of subsections 5(a)(i), (ii), (iv) or (v) above, the Company shall pay Executive all sums due Executive hereunder through the date of such termination ("Earned Compensation").







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            (b) If the Company terminates Executive's employment pursuant to the provisions of subsection 5(a)(iii) above, then, in addition to paying Executive his month, as severance pay, equal to one-twelfth (1/12th) of the Executive's current base salary for each month of the next succeeding six (6) months following termination (the "Severance Period"). In addition, during the Severance Period, the Company shall provide Executive with the same medical and insurance benefits, but no other fringe benefits, which it provided to Executive under this Agreement immediately prior to the actual termination date. The foregoing notwithstanding, Executive shall use his good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by Executive from any such replacement employment during the Severance Period shall reduce the amount of severance pay and medical and insurance benefits due to Executive from the Company hereunder.

            (c) If Executive's employment is terminated pursuant to the provisions of subsection 5(a)(vi) above, and Executive was not offered employment after the change of control of the Company at substantially the same compensation and contract terms for the performance of substantially the same responsibilities as is set forth in this Agreement (other than corporate title), in addition to paying Executive his Earned Compensation, the Company shall pay the Executive an additional amount per month, as severance pay, equal to one-twelfth (1/12th) of the Executive's current base salary per month for each month of the next succeeding twelve (12) months following termination (the "Termination Severance Period"). In addition, during the Termination Severance Period, the Company shall provide Executive with the same medical and insurance benefits, but no other fringe benefits, which it provided to Executive immediately prior to the actual termination date of this Agreement. The foregoing notwithstanding, Executive shall use his good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by the Executive from such replacement employment during the Termination Severance Period shall reduce the amount of severance pay and medical and insurance benefits due to Executive from the Company hereunder.

         7. RESTRICTIVE COVENANTS.

            (a) Executive acknowledges that the services to be performed by him are unique, and, by reason of such employment, Executive will acquire confidential information and trade secrets concerning the operations of the Company and of one or more Affiliates concerning their respective methods of doing business and future plans. Accordingly, Executive agrees that:

                (i) During the Restricted Period (as defined in subsection 7(b)
            below), Executive will not, directly or indirectly, engage in, or have an interest in or be associated with (whether as an officer, director, stockholder, partner, associate, employee, consultant, owner or otherwise) any corporation, firm or enterprise which is engaged in any business which is competitive with the business conducted or, to the knowledge of Executive, planned to be conducted at any time during the term of this Agreement or the Restricted Period by the Company, anywhere in the




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            continental United States; except that Executive may invest in any publicly held corporation engaged in such business, if such investment does not exceed I % in value of the issued and outstanding capital stock of such corporation;

                (ii) For so long as any Confidential Information (as defined below) shall remain confidential or otherwise remain wholly or partially protectable, either during the course of the Executive's employment or thereafter, Executive will not use or disclose, directly or indirectly, to any person outside of the Company any Confidential Information;

                (iii) Promptly upon the termination of Executive's employment for any reason, Executive (or if Executive has died, his personal representative) shall return to the Company any and all copies (whether prepared or copied by, or at the direction of, the Company or Executive) of all records, drawings, materials, memoranda and other data constituting or pertaining to Confidential Information;

                (iv) During the Restricted Period, Executive shall not directly or indirectly divert, or by aid to others do anything which would tend to divert, from the Company any trade or business with any customer with whom Executive had any contact or association during the term of Executive's employment with the Company or with any party whose identity or potential - as a customer was confidential or learned by Executive during his employment by the Company; and

                (v) During the course of Executive's employment hereunder or at any time thereafter, Executive shall not, either directly or indirectly, induce or attempt to induce any person to leave the employment of the Company or any Affiliate.

            (b) As used in this Agreement, the term "Confidential Information" shall mean all business information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to disclose such information) and which relates to any one or more of the aspects of the present or past business of the Company or any Affiliate or any of their respective predecessors, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how, and other facts relating to sales, advertising, promotions, financial matters, customers, customer lists, customer purchases or requirements, and other trade secrets. As used in this Agreement, the term "Restricted Period" shall mean:

                (i) if Executive's employment is terminated pursuant to the provisions of subsection 5(a)(i) or subsection 5(a)(ii), the period commencing on the Effective Date and ending upon the expiration of three (3) years from the date of such termination;


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                (ii) if Executive's employment is terminated pursuant to the provisions of subsection 5(a)(iii) or subsection 5(a)(iv), and the Company, in its sole and absolute discretion, continues to pay Executive his base salary in the amount and manner set forth in subsection 2(a) above and provide Executive with the same medical and insurance benefits, but no other fringe benefits, which it provided to Executive under this Agreement immediately prior to the actual termination date, the period commencing on the Effective Date and ending on the first to occur of (1) the date the Company ceases to pay Executive such base salary or provide Executive such medical and insurance benefits, or (2) December 31, 1999;

                (iii) if Executive's employment is terminated pursuant to the provisions of subsection 5(a)(vi), the period commencing on the Effective Date and ending upon the expiration of twelve (12) months from the date of such termination.

            (c) Executive understands that the Company would not have an adequate remedy at law for the breach or threatened breach by Executive of any one or more of the covenants set forth above, and agrees that if there is any such breach or threatened breach the Company may, in addItion to the other legal or equitable remedies which may be available to it, obtain an injunction or restraining order to enjoin or restrain Executive from the breach or threatened breach of such covenants.

            (d) Executive acknowledges and agrees that the covenants set forth above are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the covenants, or any part of any covenant, is invalid or unenforceable, the remainder of the covenants shall not be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the covenants, or any part of any covenant, is unenforceable because of its duration or geographic scope, such court shall have the power to reduce the duration or scope, as the case may be, and, enforce such provision in such reduced form. Executive and the Company intend to and hereby confer jurisdiction to enforce the covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the covenants, or any part of the covenants, unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Executive and the Company that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in. such other respective jurisdictions. For this purpose, such covenants as they relate to each jurisdiction shall be severable into diverse and independent covenants.

         8. NOTICES. Any notice, demand or request which is permitted, required or desired to be given in connection with this Agreement or Executive's employment by the Company shall be deemed given if personally delivered, or delivered by telegram or facsimile, or mailed, by first class mail, postage prepaid, certified, return receipt


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requested, to the parties at the following addresses, or at such other address as they may hereafter indicate by written notice given as herein provided:

         If to Executive:
         ----------------

         Eric I. Glassman
         25276 Cardington Drive
         Beachwood, Ohio 44122


         If to the Company:                       With a Required Copy to:
         ------------------                       ------------------------
         D.I.Y. Home Warehouse, Inc.              Jaffe, Raitt, Heuer & Weiss
         c/o Edgemere Enterprises                 Professional Corporation
         P.O. Box 458                             One Woodward Ave., Suite 2400
         Bloomfield Hills, Michigan 48305         Detroit, Michigan 48226
         Attn: Fred A. Erb, Chairman              Attn: Ira J. Jaffe, Esq.


         9. MISCELLANEOUS.

            (a) The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and personal representatives.

            (b) This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Ohio.

            (c) This Agreement may not be modified except by written instrument executed by each of the parties.

            (d) This Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter and supersede all prior understandings and agreements, whether written or oral, in respect thereof.

            (e) This Agreement is personal to Executive and may not be assigned by him in any manner whatsoever.

            (f) The headings and captions used herein are for convenience of reference only and shall not be considered in construing this Agreement.

            (g) If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be modified so as to be enforceable to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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            (i) The Company and Executive acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between them, but that such right may be waived. Accordingly, the parties agree that notwithstanding such constitutional right, in this matter, the parties believe and agree that it shall be in their best interest to waive such right, and accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or the relationship between Executive and the Company, shall be a court of competent jurisdiction sitting without a jury.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                        /s/ Eric I. Glassman
                                        ----------------------------------------
                                        ERIC I. GLASSMAN

                                        D.I.Y.  HOME WAREHOUSE, INC.

                                        By: /s/ Fred A. Erb
                                           -------------------------------------
                                           Fred A. Erb, Chairman of the Board













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